UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2026
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Lamb Weston Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-37830	61-1797411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 S. Rivershore Lane		83616
Eagle, Idaho		(Zip Code)
(Address of principal executive offices)
(208) 938-1047
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $1.00 par value	LW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.05. Costs Associated With Exit or Disposal Activities
On January 5, 2026, Lamb Weston Holdings, Inc. (“we,” “our,” or the “Company”) committed to a plan to close our manufacturing facility in Munro, Argentina and consolidate production for the Latin America region to our new facility in Mar del Plata, Argentina. The contemplated closure is part of our efforts to improve operating efficiency.
In connection with the planned facility closure, we expect to incur total pre-tax charges of approximately $50 million to $60 million, substantially all of which are expected to be recognized in our fiscal year ending May 31, 2026. We estimate about half of these charges will result in future cash expenditures, substantially all of which are expected to be paid in fiscal year 2026. These cash and non-cash charges primarily relate to the write-down of long-lived assets and inventory, employee severance and other one-time termination benefits, costs associated with contracted raw potatoes that will not be used in production, and other related costs.
Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Words such as “to,” “improve,” “expect,” “estimate,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include statements regarding our plans and strategies and anticipated benefits therefrom, including the estimated amounts and types of costs the Company expects to incur in connection with the planned facility closure. These forward-looking statements are based on management’s current expectations and are subject to uncertainties and changes in circumstances. Readers of this report should understand that these statements are not guarantees of performance or results. Many factors could affect these forward-looking statements and our actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These risks and uncertainties include, among other things: operational challenges; our ability to successfully implement the facility closure, including achieving the benefits of those activities and possible changes in the size and timing of related charges; levels of labor and people-related expenses; our ability to successfully execute our long-term value creation strategies, including our Focus to Win strategy; the competitive environment and related conditions in the markets in which we operate; political and economic conditions in the countries in which we conduct business and other factors related to our international operations; actions of governments and regulatory factors affecting our businesses; and other risks described in our reports filed from time to time with the Securities and Exchange Commission. We caution readers not to place undue reliance on any forward-looking statements included in this report, which speak only as of the date of this report. We undertake no responsibility for updating these statements, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

	By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: General Counsel and Chief Compliance Officer
Date: January 8, 2026